UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 18, 2009 (February 17, 2009)

KIMBALL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506

(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 17, 2009, the Compensation and Governance Committee (the "Committee") of the Board of Directors (the "Board") of Kimball International, Inc. (the "Company") approved a 10% reduction in the annual base salary of the Company's President and Chief Executive Officer and a 5% reduction in the annual base salary of the remaining Named Executive Officers (NEOs) of the Company as identified in the Company's most recent Proxy Statement filed with the Securities and Exchange Commission on September 10, 2008. The changes are effective beginning February 23, 2009. The new base salaries for the NEOs will be:

James C. Thyen, President and Chief Executive Officer	$810,836
Douglas A. Habig, Chairman of the Board	$257,400
Donald D. Charron, Executive Vice President, President-Kimball Electronics Group	$505,596
P. Daniel Miller, Executive Vice President, President-Furniture	$478,452
Robert F. Schneider, Executive Vice President, Chief Financial Officer	$409,292

In addition, the Company will also reduce the annual base pay compensation of all other U.S. officers of the Company by 5% effective February 23, 2009 and the remaining U.S. salaried personnel by 3% effective March 23, 2009. The salary reductions will affect all U.S. employees and appropriate commensurate actions are being considered and implemented worldwide in accordance with local laws and practices in the Company's international operations.

A press release announcing the salary reduction plan is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On February 17, 2009, the Board approved a resolution to amend the By-laws of the Company. The resolution contained one amendment to the By-laws which was effective immediately.

1. Article V: Directors, Section 1 - Number was amended to change the number of members that the Board shall consist of to seven (7) members, six (6) of whom shall be elected by holders of Class A Common Stock, voting as a class, and one (1) of whom shall be elected by holders of Class B Common Stock, voting as a class. The previous provision was that the Board of the Company shall consist of eight (8) members, seven (7) of whom shall be elected by holders of Class A Common Stock, voting as a class, and one (1) of whom shall be elected by holders of Class B Common Stock, voting as a class.

This summary is not intended to be complete and is qualified in its entirety by reference to the Restated By-laws of Kimball International, Inc. included as Exhibit 3 (b) to this report and is incorporated herein by reference.

Item 8.01 Other Events

On February 17, 2009, the Board declared a quarterly cash dividend of 5 cents per share on Class B Common Stock and 4.5 cents per share on Class A Common Stock payable April 15, 2009, to Share Owners of record on March 25, 2009. This is a reduction of approximately 70% from the previous quarterly dividend of 16 cents per share on Class B Common Stock and 15.5 cents per share on Class A Common Stock. A press release announcing the dividend reduction is included as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
3 (b)	Restated By-laws of Kimball International, Inc.
99.1	Press Release dated February 18, 2009
99.2	Press Release dated February 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider
ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer

Date: February 18, 2009

EXHIBIT INDEX

Exhibit
Number	Description
3 (b)	Restated By-laws of Kimball International, Inc.
99.1	Press Release dated February 18, 2009
99.2	Press Release dated February 18, 2009